UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/07/2012

Vantage Drilling Company
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34094

Cayman Islands	N/A
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

777 Post Oak Boulevard, Suite 800
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(281) 404-4700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.    Unregistered Sales of Equity Securities

On December 10, 2012, Vantage Drilling Company ("Vantage") issued 5,000,000 ordinary shares, $0.001 par value (the "Shares"), to Tomdrill Corp. pursuant to an agreement whereby Vantage's agent elected to receive a set number of Vantage shares in exchange for a reduction in the cash consideration that would have otherwise been payable over the term of Vantage's eight year drilling contract for the ultra-deepwater drillship Titanium Explorer.   As a result of the share issuance, the cash consideration that would have otherwise been payable to Vantage's agents over the term of the contract has been reduced by approximately $10 million.

The Shares were not subject to issuance until acceptance of the Titanium Explorer for commencement of operations by Vantage's client, which occurred on December 7, 2012.

The Shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and Rule 144 promulgated under the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vantage Drilling Company

Date: December 13, 2012	By:	/s/ Douglas G. Smith
Douglas G. Smith
Chief Financial Officer